Exhibit 16.1

WONG JOHNSON & ASSOCIATES, A PROFESSIONAL CORPORATION
CERTIFIED PUBLIC ACCOUNTANTS
SUITE 102
28936 OLD TOWN FRONT STREET, TEMECULA, CALIFORNIA 92590
TELEPHONE 951-693-1120 • FACSIMILE 951-693-1189

May 12, 2005

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read and agree with the representations in Item 4.01 of the amended Form 8-K/A dated May 12, 2005, of Aquatic Cellulose International Corp. (the "Company") relating to Wong Johnson & Associates, A Professional Corporation, in connection with events through April 11, 2005.  On March 6, 2005, Wong Johnson & Associates informed the Company that we had ceased to audit publicly traded companies and, therefore, we resigned as the Company’s principal accountants.  Subsequent to our resignation we provided the Company with our consent to incorporate in their Amended Schedule 14A our report dated March 5, 2005 on the Statement of Revenue and Direct Operating Expenses of Hamill Lease For the Fiscal Years Ended May 31, 2004 and 2003.

Yours very truly,

/s/ WONG JOHNSON & ASSOCIATES

WONG JOHNSON & ASSOCIATES
A Professional Corporation
Temecula, California